UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

PremierWest Bancorp
(Exact Name of Registrant as Specified in its Charter)

Oregon	000-50332	93 - 1282171
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

     503 Airport Road
Medford, Oregon 97504
(Address of Principal Executive Office)(Zip Code)

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b)(c)

       Pursuant to previously announced executive transition plans, effective December 18, 2008, PremierWest Bancorp appointed James M. Ford as President and Chief Executive Officer (principal executive officer) of PremierWest Bancorp. John Anhorn has been named Chairman of PremierWest Bank's Board of Directors and remains a director of PremierWest Bancorp. Mr. Ford, age 50, has served as President of PremierWest Bancorp since October 2006 and previously served as Senior Executive Vice President joining PremierWest in April 2006. Prior to joining PremierWest, Mr. Ford served as Executive Vice President of Bank of the West/Union Safe Deposit Bank for over 5 years. Mr. Ford is party to an existing employment agreement as described in the proxy statement for the 2008 annual meeting of shareholders; no changes to his employment agreement were made in connection with the triggering event described above.

Item 8.01     Other Information.

        The press release announcing PremierWest's completion of executive transitions is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP
(Registrant)

Date:	December 18, 2008	By:	/s/ Michael D. Fowler
Michael D. Fowler
Executive Vice President and Chief Financial Officer